Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Gary M. Crosby, President and Chief Executive Officer, and Gregory W. Norwood, Executive Vice President and Chief Financial Officer of First Niagara Financial Group, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the nine months ended September 30, 2015 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: October 26, 2015	/s/ Gary M. Crosby
Gary M. Crosby
President and Chief Executive Officer

Date: October 26, 2015	/s/ Gregory W. Norwood
Gregory W. Norwood
Senior Executive Vice President and Chief Financial Officer

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